[LOGO OF IMPERIAL BANK APPEARS HERE]

                                PROMISSORY NOTE

    Principal          Loan Date       Maturity         Loan No       Call      Collateral      Account       Officer       Initials
   $250,000.00            04-28-1999    09-30-1999                                                 613521           900
------------------------------------------------------------------------------------------------------------------------------------
     References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
------------------------------------------------------------------------------------------------------------------------------------

Borrower: ANCHOR PACIFIC UNDERWRITERS, INC.  Lender: Imperial Bank
          1800 Sutter St., #400                      East Bay Regional Office
          Concord, CA 94520                          1331 N. California Blvd., Suite 400
                                                     Walnut Creek, CA 94596-9504

====================================================================================================================================
Principal Amount: $250,000.00                          Initial Rate:  10.250%                  Date of Note:  April 29, 1999

PROMISE TO PAY. ANCHOR PACIFIC UNDERWRITERS, INC. ("Borrower") promises to pay to Imperial Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Hundred Fifty Thousand & 00/100 Dollars ($250,000.00) or so much as may be outstanding, together with Interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on September 30, 1999. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning May 30, 1999, and all subsequent interest payments are due on the same day of each month after that. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Imperial Bank Prime Rate (the "Index"). The Prime Rate is the rate announced by Lender as its Prime Rate of interest from time to time. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. The Index currently is 7.750%. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 2,500 percentage points over the Index, resulting in an Initial Rate: 10.250%0.250%. NOTICE:
Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT; MINIMUM INTEREST CHARGE. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $250.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws.
(e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (h) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within ten (10) days; or (b) if the cure requires more than ten (10) days. Immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the variable interest rate on this Note to 7,500 percentage points over the Index, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Los Angeles County, the State of California. Lender and Borrower hereby waive the right to jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. (Initial Here [illegible]) This Note shall be governed by and
                                 -----------
construed in accordance with the laws of the State of California.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

LINE OF CREDIT. This Note evidences a straight line of credit. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Advances under this Note may be requested orally by Borrower or by an authorized person. All oral requests shall be confirmed in writing on the day of the request. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: James R. Dunathan, President/CEO; and Earl Wiklund, Senior VP/CFO/Secretary. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this
Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

CREDIT TERMS AND CONDITIONS AGREEMENT. This Note is subject to the provisions of the Credit Terms and Conditions Agreement dated September 30, 1997 and all amendments thereto and replacements therefor.

04-29-1999                      PROMISSORY NOTE                          Page 2
                                  (Continued)

================================================================================
GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

ANCHOR PACIFIC UNDERWRITERS, INC.


X  /s/ J. R. Dunathan
 -------------------------------------
       Authorized Officer

                             AMENDED AND RESTATED
                                   ADDENDUM
                        TO CREDIT TERMS AND CONDITIONS
                           DATED SEPTEMBER 30, 1997

This Amended and Restated Addendum ("Restatement") amends and restates that certain Addendum to Credit Terms and Conditions dated September 30, 1997, by and between Imperial Bank ("Bank") and Anchor Pacific Underwriters, Inc. ("Borrower") as previously amended (the "Addendum") (collectively herein the Credit Terms and Conditions and the Addendum are referred to as the "Agreement") as follows:

1.  Paragraph B.4. of Credit Terms and Conditions is hereby deleted.

2. Bank to receive a warrant for 95,000 shares of Anchor Pacific Underwriters, Inc. Common Stock exercisable at $1.75 per share with an Issue Date of October 1, 1997 and an Expiration Date of September 30, 2002. Bank to receive an additional warrant for 80,000 shares of Anchor Pacific Underwriters, Inc. Common Stock exercisable at $0.50 per share with an Issue Date of November 25, 1998 and Expiration Date of November 25, 2003. Bank to receive an additional warrant for 100,000 shares of Anchor Pacific Underwriters, Inc. Common Stock exercisable at $0.60 per share with an Issue Date of April 30, 1999 and Expiration Date of May 1, 2004.

3. All corporate balances of Borrower and those under its control to be maintained with Bank.

4. Bank to receive a perfected first priority security interest in and UCC-1 filings on all Borrower and subsidiary assets, and direct assignment of 100% of the capital stock of all of Borrower's subsidiaries.

5.  Loan to be guaranteed by each of Borrower's subsidiaries.

6.  Year 2000 Compliance.

    a. Borrower affirmatively covenants that it will perform all acts reasonably necessary to ensure that (i) Borrower and any business in which Borrower holds a substantial interest, and (ii) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after

Anchor Pacific Underwriters, Inc.
Amended and Restated Addendum To Credit Terms and Conditions, Dated September 30, 1997
April 30, 1999

the year 2000. Borrower shall, immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Bank may from time to time require.

     b. Borrower and its subsidiaries, as applicable, represent and warrant that they have reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have a material adverse effect upon their financial condition, operations or business as now conducted. "Year 2000 Problem" means the possibility that any computer applications or equipment used by Borrower may be unable to recognize and properly perform date sensitive functions involving certain dates prior to and any dates on or after December 31, 1999."

7.   Reference Provision.

     (a) Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Credit Agreement, any security agreement executed by Borrower in favor of Bank or any note executed by Borrower in favor of Bank or any other agreement or instrument issued in favor of Bank by Borrower (collectively in this Section, the "Agreement") which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a
                                   ----------
party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the
                                                               -- ---
California Code of Civil Procedure, or their successor section ("CCP"), which
                                                                 ---
shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the Real Property, if any, is located or Los Angeles County if none (the "Court"). The referee shall be a retired Judge of the Court selected by
      -----
mutual agreement of the parties, and if they cannot so agree within forty-five
(45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP (S)170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment

Anchor Pacific Underwriters, Inc.
Amended and Restated Addendum To Credit Terms and Conditions, Dated September 30, 1997
April 30, 1999

shall be entered pursuant to CCP (S)644 in any court in the state of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

     (b) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

     (c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the state of California. The rules of evidence applicable to proceedings at law in the state of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

     (d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, (S)1280 through (S)1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

Anchor Pacific Underwriters, Inc.
Amended and Restated Addendum To Credit Terms and Conditions, Dated September 30, 1997
April 30, 1999

8.  Except as provided above, the Agreement remains unchanged.

9. This Restatement shall be effective as of April 30, 1999 and the parties hereby confirm that the Agreement as amended is in full force and effect.

Anchor Pacific Underwriters, Inc.         Imperial Bank
"Borrower"                                "Bank"

By: /s/ James R. Dunathan                 By: /s/ Joseph J. McCarthy
   James R. Dunathan
   President and CEO                      Its:  Vice President


By: /s/ Earl Wiklund
   Earl Wiklund
   Senior Vice President & Secretary

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                           WARRANT TO PURCHASE STOCK

Corporation:             Anchor Pacific Underwriters, Inc, a Delaware
                         corporation
Number of Shares:        100,000
Class of Stock:          Common Stock
Initial Exercise Price:  $0.60 per share
Issue Date:              April 30, 1999
Expiration Date:         May 1, 2004 (Subject to Article 4.1)

     THIS WARRANT CERTIFIES THAT, in consideration of the payment of $1.00 and for other good and valuable consideration, IMPERIAL BANCORP or registered assignee ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth of this Warrant.

ARTICLE 1. EXERCISE
           --------

     1.1    Method of Exercise. Holder may exercise this Warrant by delivering
            ------------------
this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

     1.2    Conversion Right. In lieu of exercising this Warrant as specified in
            ----------------
Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.5.

     1.3    Omitted
            -------

     1.4    Omitted
            -------

     1.5    Fair Market Value. For Purposes of determining conversion rights
            -----------------
under Section 1.2, if the Shares are traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company.

If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

     1.6  Delivery of Certificate and New Warrant. Promptly after Holder
          ---------------------------------------
exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

     1.7  Replacement of Warrants. On receipt of evidence reasonably
          -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     1.8  Repurchase on Sale, Merger, or Consolidation of the Company.
          -----------------------------------------------------------

          1.8.1.  "Acquisition". For the purpose of this Warrant, "Acquisition"
                   -----------
means any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

          1.8.2.  Assumption of Warrant. If upon the closing of any Acquisition
                  ---------------------
the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly. The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this Warrant.

          1.8.3.  Nonassumption. If upon the closing of any Acquisition the
                  -------------
successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to
Section 1.2 and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company.

          1.8.4.  Purchase Right. Notwithstanding the foregoing, at the election
                  --------------
of Holder, the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Acquisition for an amount equal to (a) the fair market value of any consideration that would have been received by Holder in consideration of the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less (b) the aggregate Warrant Price of the Shares, but in no event less than zero.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.
           -------------------------

     2.1  Stock Dividends, Splits, Etc. If the Company declares or pays a
          ----------------------------
dividend on its common stock payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

     2.2  Reclassification, Exchange or Substitution. Upon any reclassification,
          ------------------------------------------
exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

     2.3  Adjustments for Combinations, Etc. If the outstanding Shares are
          ---------------------------------
combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

     2.4  Adjustments for Diluting Issuances. The Warrant Price and the number
          ----------------------------------
of Shares issuable upon exercise of this Warrant shall be subject to adjustment, from time to time, in the manner set forth on Exhibit B, if attached, in the event of Diluting Issuances (as defined on Exhibit B).

     2.5  No Impairment. The Company shall not, by amendment of its Articles of
          -------------
Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

     2.6  Certificate as to Adjustments. Upon each adjustment of the Warrant
          -----------------------------
Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.
           --------------------------------------------

     3.1  Representations and Warranties. The Company hereby represents and
          ------------------------------
warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

     3.2  Notice of Certain Events. If the Company proposes at any time (a) to
          ------------------------
declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

     3.3  Information Rights. So long as the Holder holds this Warrant and/or
          ------------------
any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all communiques to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

     3.4  Registration Under Securities Act of 1933 as amended. The Company
          ----------------------------------------------------
agrees that the Shares shall be subject to the registration rights set forth on Exhibit C.

ARTICLE 4. MISCELLANEOUS.
           -------------

     4.1  Term; Notice of Expiration. This Warrant is exercisable, in whole or
          --------------------------
in part, at any time and from time to time on or before the Expiration Date set forth above.

     4.2  Legends. This Warrant and the Shares (and the securities issuable,
          -------
directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     4.3  Compliance with Securities Laws on Transfer. This Warrant and the
          -------------------------------------------
Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

     4.4  Transfer Procedure. Subject to the provisions of Section 4.2, Holder
          ------------------
may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

     4.5  Notices. All notices and other communications from the Company to the
          -------
Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

     4.6  Waiver. This Warrant and any term hereof may be changed, waived,
          ------
discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     4.7  Attorneys' Fees. In the event of any dispute between the parties
          ---------------
concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

     4.8  Governing Law. This Warrant shall be governed by and construed in
          -------------
accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.


Anchor Pacific Underwriters, Inc.

By:/s/ James R. Dunathan                     By:/s/ Earl Wiklund
   ---------------------                        ----------------

Name: James R. Dunathan                      Name: Earl Wiklund

Title: President/CEO                         Title: Chief Financial Officer

                                   APPENDIX 1

                               NOTICE OF EXERCISE
                               ------------------

     1. The undersigned hereby elects to purchase _______ shares of the Common Stock of Anchor Pacific Underwriters, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to ________ of the Shares covered by the Warrant.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

               Chief Financial Officer
               Controllers Department
               Imperial Bancorp
               P.O. Box 92991
               Los Angeles, CA 90009
               or registered assignee

     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

IMPERIAL BANCORP or registered assignee


____________________________________________
(Signature)

_________________
(Date)

                                   APPENDIX 2

                     NOTICE THAT WARRANT IS ABOUT TO EXPIRE
                     --------------------------------------

                           _______________, _______

Chief Financial Officer
Controllers Department
Imperial Bancorp
P.O. Box 92991
Los Angeles, CA 90009
or registered assignee

Dear    :

     This is to advise you that the Warrant issued to you described below will expire on May 1, 2004.

Issuer:                        Anchor Pacific Underwriters, Inc.

Issue Date:                    April 30, 1999

Class of Security Issuable:    Common

Exercise Price Per Share:      $   0.60

Number of Shares Issuable:      100,000

Procedure for Exercise:

     Please contact Earl Wiklund at (925)-682-7707 with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.

     Anchor Pacific Underwriters, Inc.

     By: ___________________________

     Its: __________________________

                                   EXHIBIT A
                                   ---------

                                 Not Applicable
                                 --------------

                                   EXHIBIT B
                                   ---------

                               IMPERIAL BANCORP
                            ANTIDILUTION AGREEMENT
                            ----------------------

This Antidilution Agreement is entered into as of April 30, 1999, by and between Imperial Bancorp ("Purchaser") and Anchor Pacific Underwriters, Inc. ("the Company").

                                   RECITALS
                                   --------

     A. Concurrently with the execution of this Antidilution Agreement, the Purchaser is purchasing from the Company a Warrant to Purchase Stock (the "Warrant") pursuant to which Purchaser has the right to acquire from the Company the Shares (as defined in the Warrant).

     B. By this Antidilution Agreement, the Purchaser and the Company desire to set forth the adjustment in the number of Shares issuable upon exercise of the Warrant as a result of a Diluting Issuance (as defined in Exhibit A to the Warrant).

     C. Capitalized terms used herein shall have the same meaning as set forth in the Warrant.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

         1. Definitions. As used in this Antidilution Agreement, the following terms have the following respective meanings:

     (a) "Option" means any right, option or warrant to subscribe for, purchase or otherwise acquire common stock or Convertible Securities.

     (b) "Convertible Securities" means any evidences of indebtedness, shares of stock or other securities directly or indirectly convertible into or exchangeable for common stock.

     (c) "Issue" means to grant, issue, sell, assume or fix a record date for determining persons entitled to receive any security (including Options), whichever of the foregoing is the first to occur.

     (d) "Additional Common Shares" means all common stock (including reissued shares) Issued (or deemed to be issued pursuant to Section 2) after the date of the Warrant. Additional Common Shares does not include, however, any common stock Issued in a transaction described in Sections 2.1 and 2.2 of the Warrant; any common stock Issued upon conversion of preferred stock outstanding on the date of the Warrant; the Shares; or common stock Issued as incentive or in a nonfinancing transaction to employees, officers, directors or consultants to the Company.

     (e) The shares of common stock ultimately Issuable upon exercise of an Option (including the shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security Issuable pursuant to an Option) are deemed to be Issued when the Option is Issued. The shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security (other than a Convertible Security Issued pursuant to an Option) shall be deemed Issued upon Issuance of the Convertible Security.

     2.  Deemed Issuance of Additional Common Shares. The shares of common
         -------------------------------------------
stock ultimately Issuable upon exercise of an Option (including the shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security Issuable pursuant to an Option) are deemed to be Issued when the Option is Issued. The shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security (other than a Convertible Security Issued pursuant to an Option) shall be deemed Issued upon Issuance of the Convertible Security. The maximum amount of common stock Issuable is determined without regard to any future adjustments permitted under the instrument creating the Options or Convertible Securities.

     3.  Adjustment of Warrant Price for Diluting Issuances.
         --------------------------------------------------

         3.1  Ratchet Adjustment. If the Company issues Additional Common
              ------------------
Shares after the date of the Warrant and the consideration per Additional Common Share (determined pursuant to Section 9) is less than the Warrant Price in effect immediately before such Issue, the Warrant Price shall be reduced to the lesser of:

         (a)  the amount of such consideration per Additional Common Share; or

         (b) if the Company's common stock is traded on a national securities exchange or the National Association of Securities Dealers Automated Quotation System, the last reported bid or sale price of the Company's common stock on the first trading day following a public announcement of the Issuance.

         3.2  Adjustment of Number of Shares. Upon each adjustment of the
              ------------------------------
Warrant Price, the number of Shares Issuable upon exercise of the Warrant shall be increased to equal the quotient obtained by dividing (a) the product resulting from multiplying (i) the number of Shares Issuable upon exercise of the Warrant and (ii) the Warrant Price, in each case as in effect immediately before such adjustment, by (b) the adjusted Warrant Price.

         3.3  Securities Deemed Outstanding. For the purpose of this Section 3,
              -----------------------------
all securities Issuable upon exercise of any outstanding Convertible Securities or Options, Warrants, or other rights to acquire securities of the Company shall be deemed to be outstanding.

     4.  No Adjustment for Issuances Following Deemed Issuances. No
         ------------------------------------------------------
adjustment to the Warrant Price shall be made upon the exercise of Options or conversion of Convertible Securities.

     5.  Adjustment Following Changes in Terms of Options or Convertible
         ---------------------------------------------------------------
Securities. If the consideration payable to, or the amount of common stock
----------
Issuable by, the Company increases or decreases, respectively, pursuant to the terms of any outstanding Options or Convertible Securities, the Warrant Price shall be recomputed to reflect such increase or decrease. The recomputation shall be made as of the time of the Issuance of the Options or Convertible Securities. Any changes in the Warrant Price that occurred after such Issuance because other Additional Common Shares were Issued or deemed Issued shall also be recomputed.

     6.  Recomputation Upon Expiration of Options or Convertible Securities. The
         ------------------------------------------------------------------
Warrant Price computed upon the original Issue of any Options or Convertible Securities, and any subsequent adjustments based thereon, shall be recomputed when any Options or rights of conversion under Convertible Securities expire without having been exercised. In the case of Convertible Securities or Options for common stock, the Warrant Price shall be recomputed as if the only Additional Common Shares Issued were the shares of common stock actually Issued upon the exercise of such securities, if any, and as if the only consideration received therefor was the consideration actually received upon the Issue, exercise or conversion of the Options or Convertible Securities. In the case of Options for Convertible Securities, the Warrant Price shall be recomputed as if the only Convertible Securities Issued were the Convertible Securities actually Issued upon the exercise thereof, if any, and as if the only consideration received therefor was the consideration actually received by the Company (determined pursuant to Section 9), if any, upon the Issue of the Options for the Convertible Securities.

     7.  Limit on Readjustments. No readjustment of the Warrant Price pursuant
         ----------------------
to Sections 5 or 6 shall increase the Warrant Price more than the amount of any decrease made in respect of the Issue of any Options or Convertible Securities.

     8.  30 Day Options. In the case of any Options that expire by their
         --------------
terms not more than 30 days after the date of Issue thereof, no adjustment of the Warrant Price shall be made until the expiration or exercise of all such Options.

     9.  Computation of Consideration. The consideration received by the
         ----------------------------
Company for the Issue of any Additional Common Shares shall be computed as follows:

         (a) Cash shall be valued at the amount of cash received by the
             ----
Corporation, excluding amounts paid or payable for accrued interest or accrued dividends.

         (b) Property. Property, other than cash, shall be computed at the fair
             --------
market value thereof at the time of the Issue as determined in good faith by the Board of Directors of the Company.

         (c) Mixed Consideration. The consideration for Additional Common
             -------------------
Shares Issued together with other property of the Company for consideration that covers both shall be determined in good faith by the Board of Directors.

         (d) Options and Convertible Securities. The consideration per
             ----------------------------------
Additional Common Share for Options and Convertible Securities shall be determined by dividing:

         (i) the total amount, if any, received or receivable by the Company for the Issue of the Options or Convertible Securities, plus the minimum amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon exercise of the Options or conversion of the Convertible Securities, by

         (ii) the maximum mount of common stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) ultimately Issuable upon the exercise of such Options or the conversion of such Convertible Securities.

     10. General.
         -------

         10.1  Governing Law. This Antidilution Agreement shall be
               -------------
governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

         10.2  Successors and Assigns. Except as otherwise expressly
               ----------------------
provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         10.3  Entire Agreement. Except as set forth below, this
               ----------------
Antidilution Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         10.4  Notices, etc. All notices and other communications required or
               ------------
permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to Purchaser at Purchaser's address as set forth below, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at the Company's address set forth below, or at such other address as the Company shall have finished to the Purchaser in writing.

         10.5  Severability. In case any provision of this Antidilution
               ------------
Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Antidilution Agreement shall not in any way be affected or impaired thereby.

         10.6  Titles and Subtitles. The titles of the sections and subsections
               --------------------
of this Agreement are for convenience of reference only and are not to be considered in construing this Antidilution Agreement.

          10.7  Counterparts. This Antidilution Agreement may be executed in any
                ------------
number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

PURCHASER                              ISSUER

IMPERIAL BANCORP                       Anchor Pacific Underwriters, Inc.



By:__________________________          By:    /s/ James R. Dunathan
                                              --------------------------------
Name:                                  Name:  James R. Dunathan

Title:                                 Title:  President/CEO

Address:                               Address:

                                   EXHIBIT C
                                   ---------

                              Registration Rights
                              -------------------


     The Shares shall be deemed "registrable securities" or otherwise entitled to "piggy back" registration rights in accordance with the terms of the following agreement (the "Agreement") between the Company and its investor(s):

          None_____________________________________________________________
          [Identify Agreement by date, title and parties. If no Agreement exists, indicate by "none."]

     The Company agrees that no amendments will be made to the Agreement which would have an adverse impact on Holder's registration thereunder without the consent of Holder. By acceptance of the Warrant to which this Exhibit C is attached, Holder shall not be deemed to be a party to the Agreement, but solely entitled to the registration rights created thereby.

     If no Agreement exists, then the Company and the Holder shall enter into Holder's standard form of Registration Rights Agreement as in effect on the Issue Date of the Warrant.